UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 29, 2023

CION ARES DIVERSIFIED CREDIT FUND

(Exact Name of Registrant as Specified in Charter)

Delaware	811-23165	81-3755597
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Park Avenue, 25th Floor
New York, NY		10017
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (646) 845-2577

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.    Other Events.

CION Ares Management, LLC, under authority delegated by the Board of Trustees of CION Ares Diversified Credit Fund (the “Fund”) to declare distributions to the Fund’s shareholders, has elected to return additional investment income to shareholders via an increase to the daily base distribution rate for Class A shares of common stock of the Fund (“Class A shares”), Class C shares of common stock of the Fund (“Class C shares”), Class I shares of common stock of the Fund (“Class I shares”), Class L shares of common stock of the Fund (“Class L shares”), Class U shares of common stock of the Fund (“Class U shares”), Class U-2 shares of common stock of the Fund (“Class U-2 shares”) and Class W shares of common stock of the Fund (“Class W shares”). This increase to the daily base distribution rate is in addition to the special increase to the daily distribution rate announced on June 13, 2023, which currently expires on June 30, 2024, unless otherwise extended. The Fund records distributions from net investment income daily and pays distributions monthly to shareholders on such daily record dates.

Effective October 1, 2023, the daily distribution rate to Class A shares will increase to $0.0061419, which reflects 9.10% of the NAV of Class A shares as of August 31, 2023 on an annualized basis. The increased declared daily Class A share base distribution rate equals a 4.70% increase compared to the previously declared base distribution amount, resulting in a 4.24% increase to the combined distribution daily amount of $0.0058923 per Class A share.

Effective October 1, 2023, the daily distribution rate to Class C shares will increase to $0.0055918, which reflects 8.35% of the NAV of Class C shares as of August 31, 2023 on an annualized basis. The increased declared daily Class C share base distribution rate equals a 4.13% increase compared to the previously declared base distribution amount, resulting in a 3.66% increase to the combined distribution daily amount of $0.0053945 per Class C share.

Effective October 1, 2023, the daily distribution rate to Class I shares will increase to $0.0063787, which reflects 9.35% of the NAV of Class I shares as of August 31, 2023 on an annualized basis. The increased declared daily Class I share base distribution rate equals a 5.00% increase compared to the previously declared base distribution amount, resulting in a 4.55% increase to the combined distribution daily amount of $0.0061014 per Class I share.

Effective October 1, 2023, the daily distribution rate to Class L shares will increase to $0.0059918, which reflects 8.85% of the NAV of Class L shares as of August 31, 2023 on an annualized basis. The increased declared daily Class L share base distribution rate equals a 5.58% increase compared to the previously declared base distribution amount, resulting in a 5.08% increase to the combined distribution daily amount of $0.0057023 per Class L share.

Effective October 1, 2023, the daily distribution rate to Class U shares will increase to $0.0058303, which reflects 8.60% of the NAV of Class U shares as of August 31, 2023 on an annualized basis. The increased declared daily Class U share base distribution rate equals a 5.50% increase compared to the previously declared base distribution amount, resulting in a 4.96% increase to the combined distribution daily amount of $0.0055549 per Class U share.

Effective October 1, 2023, the daily distribution rate to Class U-2 shares will increase to $0.0058240, which reflects 8.60% of the NAV of Class U-2 shares as of August 31, 2023 on an annualized basis. The increased declared daily Class U-2 share base distribution rate equals a 5.38% increase compared to the previously declared base distribution amount, resulting in a 4.84% increase to the combined distribution daily amount of $0.0055549 per Class U-2 share.

Effective October 1, 2023, the daily distribution rate to Class W shares will increase to $0.0060372, which reflects 8.85% of the NAV of Class W shares as of August 31, 2023 on an annualized basis. The increased declared daily Class W share base distribution rate equals a 5.27% increase compared to the previously declared base distribution amount, resulting in a 4.78% increase to the combined distribution daily amount of $0.0057617 per Class W share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

CION Ares Diversified Credit Fund

Date: September 29, 2023	By:	/s/ Gregg Schill
Gregg Schill
Vice President